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                               ABBOTT LABORATORIES

                       ACTIONS OF THE AUTHORIZED OFFICERS


     Pursuant to the authority granted by the Board of Directors of Abbott Laboratories ("Corporation") in its September 10, 1993 resolutions, the undersigned agree as follows:

     1. The Corporation shall issue $150,000,000 aggregate principal amount of the Corporation's 6.80% Notes due May 15, 2005 ("Notes").

     2. The Corporation shall issue and sell Notes to Goldman, Sachs & Co., Lehman Brothers, Inc., Lazard Freres & Co., LLC and Salomon Brothers Inc (collectively, "Underwriters") pursuant to an Underwriting Agreement dated October 4, 1993 and a Pricing Agreement dated May 10, 1995 ("Pricing Agreement") between the Corporation and the Underwriters, upon the terms and conditions set forth therein, to be issued under and in accordance with an Indenture dated as of October 1, 1993, between the Corporation and the Harris Trust and Savings Bank, as Trustee ("Trustee"), relating to the Corporation's Notes and other obligations ("Indenture").

     3. In addition to the other terms provided in the Indenture with respect to securities issued thereunder, all as more particularly described in the Pricing Agreement, the Prospectus and the Prospectus Supplement relating to the Notes and the form of Note referred to below, the Notes shall contain the following terms:

     (a)  The Notes shall be entitled "6.80% Notes due May 15, 2005";

     (b) The Notes shall be limited in aggregate principal amount to $150,000,000;

     (c) Interest shall be payable to the persons in whose names the Notes are registered at the close of business on the applicable Regular Record Date (as defined below);

     (d)  The principal of the Notes is payable on May 15, 2005;

     (e) The Notes shall bear interest at the rate of 6.80% per annum beginning May 15, 1995. Interest on the Notes will be payable semi-annually on the fifteenth day of May and November of each year (each an "Interest Payment Date"), commencing on November 15, 1995. Interest shall be paid to persons in whose names the Notes are registered on the May 1


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     or November 1 preceding the Interest Payment Date (each a "Regular Record
     Date");

     (f) Payment of the principal of, and any premium and interest on, the Notes will be made at the office or agency of the Corporation maintained for that purpose in Chicago, Illinois;

     (g)  The Notes shall not be redeemable or repayable prior to maturity;

     (h)  The Notes shall not provide for any sinking fund;

     (i) The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof;

     (j) The payment of the principal of, and any premium and interest on, the Notes shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts;

     (k) The payment of principal of, and any premium and interest on, the Notes shall not be determined with reference to an index or formula;

     (l) There shall be no optional currency or currency unit in which the payment of principal of, and any premium and interest on, the Notes shall be payable;

     (m)  Both Section 13.2 and 13.3 of the Indenture shall apply to the Notes;

     (n) The Notes shall be in global form as set forth in Section 3.5 of the Indenture;

     (o) The principal amount of the Notes shall be payable upon declaration of acceleration pursuant to Section 5.2 of the Indenture; and

     (p) The other terms and conditions of the Notes shall be substantially as set forth in the Indenture and in the Prospectus and the Prospectus Supplement relating to the Notes.

     4. The form of the Notes shall be substantially as attached hereto as EXHIBIT A.

     5. The price at which the Notes shall be sold by the Corporation to the Underwriters pursuant to the Pricing Agreement


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shall be 99.35% of the principal amount thereof, plus accrued interest from
May 15, 1995 to the time of Delivery;

     6. The Notes initially will be offered to the public by the Underwriters at 100% of the principal amount thereof, plus accrued interest from May 15, 1995 to the time of Delivery;

     7. The execution and delivery of the Pricing Agreement, dated May 10, 1995, and substantially in the form attached hereto as EXHIBIT B, is hereby approved.

     8. Any officer of this Corporation is hereby authorized and empowered to execute the Notes of this Corporation in the form he deems appropriate, and to deliver such Notes to the Trustee with a written order directing the Trustee to have the Notes authenticated and delivered to such persons as such officer designates.

     9. The Harris Trust and Savings Bank is hereby designated and appointed as Paying Agent and Securities Registrar with respect to the Notes.



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Dated:    May 10, 1995

                                   AUTHORIZED OFFICERS OF
                                   ABBOTT LABORATORIES



                                   By____________________________



                                   By____________________________


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